UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Articles of Incorporation or Bylaws.

On August 31, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, increasing the total number of authorized shares of common stock, par value $0.001 per share, from 1,000,000,000 to 1,350,000,000. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 31, 2022, the Company held a special meeting of stockholders (the “Special Meeting”) at which one proposal was submitted to a vote of stockholders. A total of 546,627,637 shares were represented in person or by proxy at the Special Meeting out of 809,522,060 shares outstanding and entitled to vote as of the record date. The final results of the vote on the proposal are set forth below. A more detailed description of the proposal is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 22, 2022.

Proposal No. 1 – Amendment to the Certificate of Incorporation to increase the total number of authorized shares. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company from 1,000,000,000 to 1,350,000,000 by the votes set forth in the table below:

Shares voted ForShares voted AgainstAbstentions

522,967,334 19,601,702 1,058,601

Item 9.01 Financial Statement and Exhibits.

(d) The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of CytoDyn Inc. dated August 31, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: August 31, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer